UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Flotek Industries, Inc.
(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.
7030 Empire Central Drive
Houston, Texas 77040
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
____________________

May, 18 2006

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024, on May 18, 2006 at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of seven directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2. The ratification of the selection of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s auditors for the year ended December 31, 2006.

3. Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors

/s/ Rosalie Melia
Rosalie Melia
Corporate Secretary

April 20, 2006

YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

FLOTEK INDUSTRIES, INC.
7030 Empire Central Drive
Houston, Texas 77040
____________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Thursday, May 18, 2006, at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about April 20, 2006. The Annual Report of the Company for the year 2005 has been furnished to stockholders with this Proxy Statement.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of seven nominees to serve on the Board of Directors of the Company; (ii) to ratify the selection of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s auditors and (iii) to consider and take action upon such other matters as may properly come before the Meeting.

VOTING RIGHTS AND PROXIES

The Board has fixed the close of business on April 5, 2006, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 8,484,331 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.

Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of the shares represented at the Meeting is required to approve the selection of auditors for 2006 for the Company. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the proposal.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 7030 Empire Central Drive, Houston, Texas 77040 prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

ITEM 1: ELECTION OF DIRECTORS

The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the election of directors.

Seven nominees, John W. Chisholm, Jerry D. Dumas, Sr., Dr. Glenn S. Penny, Gary M. Pittman, Barry E. Stewart, Richard O. Wilson, and William R. Ziegler, are proposed to be elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal.

All proxies which are timely received in proper form will be voted FOR the Board’s nominees for director, unless contrary instructions are given. All nominees are presently directors of the Company. If any nominee is unable to serve, the Board may designate a substitute nominee, in which event the proxy votes which would have been cast for the nominee not serving will be cast for the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

Nominees and Executive Officers

The following table provides certain information with respect to the Board nominees and the executive officers of the Company as of April 20, 2006.

Name	Age	Positions	Position Held Since
Jerry D. Dumas, Sr.	70	Chief Executive Officer, Chairman and Director	1998
Glenn S. Penny	56	President, Chief Technical Officer and Director	2001
Lisa Meier	33	Chief Financial Officer and Vice President	2004
Gary M. Pittman	42	Director	1997
William R. Ziegler	64	Director	1997
John W. Chisholm	51	Director	1999
Barry E. Stewart	51	Director	2001
Richard O. Wilson	76	Director	2003

The following is a brief description of the background and principal occupation of each director and executive officer:

Jerry D. Dumas, Sr. - Mr. Dumas became Chairman of the Board of the Company in 1998. He has served as Chief Executive Officer of the Company since September 1998. Prior to September 1998 he was Vice President of Corporate and Executive Services with Merrill Lynch Private Client Group for ten years. Mr. Dumas served as Group Division President with Hughes Tool Company, a predecessor to Baker Hughes, Inc., from 1980 to 1984. His responsibilities included management of the “sub sea” division and the drilling fluids operations. Both were globally active, with international operations being fifty percent of both divisions’ activities. Mr. Dumas holds a B.S. degree from Louisiana State University.

Glenn S. Penny - Dr. Penny became President, Chief Technical Officer and a Director of the Company with the merger of Flotek and CESI in 2001. Dr. Penny founded CESI in April 2000 and served as its President and Chief Executive Officer. Prior to founding CESI, Dr. Penny served as President of Stim-Lab, Inc., a company specializing in independent testing of completion fluids and methods, from its founding in 1985 to April 2000. Stim-Lab, Inc. was acquired by Core Laboratories N.V., an NYSE-listed oilfield service company, in 1997. Dr. Penny holds a B.S. degree in Chemistry from Trinity University and a Ph.D. degree in Chemistry from the University of Houston.

Lisa Meier - Mrs. Meier was appointed Chief Financial Officer of the Company in April 2004 and Vice President in January 2005. Prior to joining Flotek, Mrs. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies. Mrs. Meier served in various accounting, finance, SEC reporting and risk management positions. Mrs. Meier is a Certified Public Accountant and a Chartered Financial Analyst candidate. Mrs. Meier holds B.B.A. and Masters of Accountancy degrees from the University of Texas.

Gary M. Pittman - Mr. Pittman founded his own company in 1995 to provide investment and merchant banking services to private and public companies.  From 1987 to 1995, Mr. Pittman was Vice President of The Energy Recovery Fund, a $180 million private equity fund focused on the energy industry.  Mr. Pittman has served as Director and Audit Committee member of Czar Resources, Ltd., a public Canadian exploration and production company; Triton Imaging International, a developer of sea floor imaging software; Secretary, VP and Director of Sub Sea International, an offshore robotics and diving company; BioSafe Technologies, a developer of non-toxic insecticides; and owned and operated an oil and gas production and gas gathering company in Montana.  Mr. Pittman holds a B.A. degree in Economics/Business from Wheaton College and an M.B.A. degree in Finance and Marketing from Georgetown University.  Mr. Pittman serves as Chairman of the Compensation Committee and is a member of the Audit Committee.

William R. Ziegler - Mr. Ziegler has been of counsel to the law firm of Satterlee Stephens Burke & Burke LLP since January 2001. Prior to that time he was a partner in that law firm and predecessor firms for over five years. Mr. Ziegler is a director and Vice Chairman of Grey Wolf, Inc., a provider of contract land drilling services to the oil and gas industry. He is Chairman of the Board (non-executive) of Vesta Corp., Firebird Holdings Limited, Geokinetics, Inc. and Somerset Gas Transmission Company. He serves as Vice Chairman of the Board (non-executive) of Union Drilling, Inc. Mr. Ziegler is a graduate of Amherst College and received a law degree from the University of Virginia and an M.B.A. degree from Columbia University. He has practiced corporate, banking and securities law since 1968. Mr. Ziegler is a member of the Compensation Committee.

John W. Chisholm - Mr. Chisholm is founder of Wellogix which develops software for the oil and gas industry to streamline workflow, improve collaboration, expedite the inter-company exchange of enterprise data and communicate complex engineered services. Previously he co-founded and was President of ProTechnics II Inc. from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners an investment fund targeting mid-size energy service companies. Mr. Chisholm has been selected to be on the editorial advisory board of Middle East Technology by Oil and Gas Journal. Mr. Chisholm holds a BA degree in Business Administration from Ft. Lewis College. Mr. Chisholm has served as director of Flotek since 2002 and is a member of the Compensation Committee.

Barry E. Stewart - Mr. Stewart became Chief Financial Officer of Rotech Healthcare Inc. in July 2004. Mr. Stewart served as Chief Financial Officer of Evolved Digital Systems, Inc. from 2001 to 2004, and Vice President of Finance for Community Health Systems, Inc. from 1996 to 2001.  Prior to 1996, Mr. Stewart served in various managing director positions with national commercial banks.  He is a licensed Certified Public Accountant and has a M.B.A. degree from the University of Houston. Mr. Stewart serves as Chairman of the Audit Committee.

Richard O. Wilson - Mr. Wilson is an Offshore Construction consultant with 50 years experience in worldwide offshore areas, principally the North Sea and the Gulf of Mexico, both U.S. and Mexico portions. Mr. Wilson is a Director of Callon Petroleum Company and of the Houston Museum of Printing History. Mr. Wilson received a B.S. degree in Civil Engineering from Rice University. Mr. Wilson serves on the Audit Committee.

There are no family relationships between any director or executive officer.

We have a code of ethics that applies to our principal executive officer, principal financial officer and chief accounting office and controller.

Board Committees and Meetings

The Board met 13 times during 2005. Each director attended 75% or more of the Board and committee meetings held during or acted by written consent the period he was a director or committee member. There were five directors who attended the 2005 Annual Stockholders meeting. Directors are encouraged, but not required, to attend our annual stockholders meetings.

The standing committees of the Board include the Compensation Committee consisting of Gary Pittman, John Chisholm and William Ziegler, and the Audit Committee, comprised of Barry Stewart, Gary Pittman and Richard Wilson.

Compensation Committee. The Compensation Committee sets compensation policy for the Executive Officers of the Company, makes recommendations to the full Board regarding executive compensation and employee stock option awards, and administers the 2005 Long-Term Incentive Plan of the Company. The Compensation Committee met or acted by written consent five times during the last fiscal year.

Audit Committee. The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, and tax compliance. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor the financial reporting process and internal control system of the Company; (ii) review and appraise the audit efforts of the independent auditors; (iii) evaluate the quarterly financial performance as well as the compliance with laws and regulations of the Company; (iv) oversee management’s establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel, and the Board. The Audit Committee met five times during the last fiscal year, which meetings were separate and apart from meetings of the full Board. The Board has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Annex A. The Board has determined that each of the members of the Audit Committee is “independent”, as independence for audit committee members is defined in the listing standards of the American Stock Exchange, and that Mr. Stewart qualifies as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission (“SEC”), based on his education and experience which is described elsewhere in this Proxy Statement. The Audit Committee report is set forth below.

Nominating Committee. The Board does not have a standing nominating committee or committee performing similar functions, because the Company believes it is more appropriate for the full Board to consider and make such director nominations, with the approval of a majority of the independent directors. There is no charter for the Board functioning as a nominating committee. The non-officer members of the Board are considered to be independent, as independence for nominating committee members is defined in the listing standards of the American Stock Exchange.

Director nominees may be identified by the Board through current Board members, officers, shareholder or other persons. Any shareholder desiring to submit a nomination to the Board should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the Company’s principal executive offices set forth previously. The Board will consider all director candidates recommended by security holders, and does not evaluate nominees for director in any different manner based on whether the nominee is recommended by a security holder. The Board has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis.

The above Committees meet as and when required, except for the Audit Committee which meets at least four times each year. Certain matters that may come before a committee may be reviewed or acted on by the Board as a whole.

Compensation of Directors

Directors who are not our employees are paid $250 for each meeting attended. On December 22, 2005, each non-employee director was granted an option to purchase common shares at an exercise price of $18.80 per share, the fair market value on the date of grant. The options vested immediately, but are subject to selling restrictions over a four year period.

Compliance with Section 16(a) of the Securities Exchange Act

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year.

AUDIT COMMITTEE REPORT

In accordance with resolutions adopted by the Board of Directors, the Audit Committee (the “Committee”), which consists entirely of directors who meet the independence and experience requirements of American Stock Exchange currently applicable to the Company, as determined by the Board of Directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the Securities and Exchange Commission and standards of the American Stock Exchange regarding audit committee procedures and responsibilities.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their management letter on internal controls.

The Committee discussed and reviewed with the independent auditors all matters required to be discussed by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with the independent auditors and management, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Barry E. Stewart, Chairman
Gary M. Pittman, Member
Richard O. Wilson, Member

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be filed with the SEC nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the other four mostly highly compensated executive officers of the Company who earned at least $100,000 in cash compensation for the years indicated (the “Named Executive Officers”).

Summary Compensation Table
	Annual Compensation					Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)		Securities Underlying Options

Jerry D. Dumas, Sr.	2005	$221,938	$161,688	$—		30,000
Chairman and Chief Executive Officer	2004	$180,800	$56,600	$—		187,500
	2003	$162,700	$—	$75,000	(2)	209,546

Glenn Penny	2005	$140,950	$20,353	$—		10,000
President and Chief Technical Officer	2004	$113,800	$20,400	$—		22,000
	2003	$89,400	$—	$—		50,000

Lisa Meier	2005	$105,526	$66,068	$—		7,500
Chief Financial Officer and Vice President

(1) Amounts exclude certain personal benefits, the aggregate value of which does not exceed 10% of the annual compensation shown for each person.

(2) On April 3, 2003, a stock grant of 125,000 shares was awarded to Jerry D. Dumas, Sr. The fair market value of the stock on the date of grant was $0.60 per share resulting in $75,000 of compensation expense.

Stock Options Granted During 2005
Name of Optionee	Options Granted	% of Total Options Granted to Employees	Exercise Price	Expiration Date

Jerry D. Dumas, Sr.	30,000	24.6%	$18.80	12/21/2015

Glenn S. Penny	10,000	8.2%	$18.80	12/21/2015

Lisa Meier	7,500	6.1%	$18.80	12/21/2015

Aggregate Option Exercises During 2005 and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money Options at Fiscal Year End (2)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jerry D. Dumas Sr.	—	$—	390,499	—	$5,986,791	$—

Glenn S. Penny	—	$—	82,000	—	$1,209,840	$—

Lisa Meier	10,000	$179,500	32,500	—	$394,000	$—

(1) Based on the fair market value of our common stock on December 27, 2005 of $18.80 per share, less the exercise price of $0.85 payable for the shares.

(2) Based on the difference between the exercise price of the option and the closing price on December 31, 2005 which was $18.65 per share.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of (i) our directors, (ii) the Named Executive Officers and (iii) all of our current directors and executive officers as a group as of April 5, 2006. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%.

Name of Beneficial Owner	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class

Glenn S. Penny	777,915	82,000	859,915	10.1%
Jerry D. Dumas, Sr. (c)	157,380	342,507	499,887	5.9%
William R. Ziegler	300,748	84,666	385,414	4.5%
John W. Chisholm (d)	162,148	116,491	278,639	3.3%
Gary M. Pittman (e)(f)	21,426	84,666	106,092	1.3%
Barry E. Stewart	9,999	71,333	81,332	1.0%
Richard O. Wilson	—	62,000	62,000	*
Lisa Meier	17,624	32,500	50,124	*

All directors and officers as a group	1,447,240	876,163	2,323,403	27.4%

Other Beneficial Owners:
TOSI, LP. (e)(f)	752,347	—	752,347	8.9%
1601 Elm Street, Suite 3900
Dallas, Texas 75201

Palo Alto Investors, LLC	720,300	—	720,300	8.5%
470 University Avenue
Palo Alto, California 94301

(a)
Each person has sole voting and investment power with respect to the common shares listed, except as noted below. The address for each of the Executive Officers and Directors is 7030 Empire Central Drive, Houston, Texas 77040.

(b)	Includes common shares which may be acquired within 60 days of April 5, 2006 through the exercise of stock options or warrants to acquire common shares.
(c)	Includes 39,238 common shares owned by Saxton River Corporation, which is controlled by Mr. Dumas.
(d)
Includes 123,185 common shares held by Chisholm Energy Partners LLC, and 15,235 common shares held by ProTechnics II Inc., of which Mr. Chisholm is a manager and member, and warrants to purchase 29,540 shares.

(e)
The sole general partner of TOSI, LP., Pitman Property Corp., and its President and controlling person, J.W. Beavers, may also be deemed to be the beneficial owners of those shares. Pitman Property Corp. has no affiliation with Mr. Gary Pittman, a Director of Flotek.

(f)	Mr. Pittman, through Pittman & Company, owns 10% of TOSI, LP. Pittman & Company has no voting nor investment rights in TOSI, LP.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

The Company purchased from Phoenix E&P Technology, LLC, the manufacturing assets, inventory and intellectual property rights to produce oilfield shale shaker screens on January 28, 2005. The assets were purchased for $46,640 with a three year royalty interest on all shale shaker screens produced. Phoenix is 75% owned by Chisholm Energy Partners (“CEP”). Each of Jerry D. Dumas, Sr., Chief Executive Officer, director, and Chairman of the Company, and Dr. Glenn Penny, President and director of the Company, has a two and one-half percent indirect ownership interest in CEP, and John Chisholm, who is also a director, has a thirty percent ownership interest in CEP.

On January 30, 2003, a subsidiary of the Company entered into an agreement with Stimulation Chemicals, LLC (“SCL”). SCL is owned jointly by Dr. Penny and Mr. Robert Beall, who are both directors as well as principal shareholders of Flotek. Dr. Penny is also an employee of the Company. Under the agreement SCL agreed to procure raw materials as ordered by CESI and grant the subsidiary of the Company 120 day payment terms for a 15% percent markup on established supplier prices up to a purchase value of $500,000. On August 27, 2003 a new agreement was executed with SCL deferring $359,993 of purchases made by SCL on the behalf of the Company subsidiary for 12 months, with principal and interest payments beginning September 15, 2003 in the amount of $38,600 for principal plus interest of 1% per month on the unpaid balance. As of December 31, 2004 the outstanding balance owed to SCL was $347,333. On February 14, 2005 in connection with the new senior credit facility of the Company, SCL was required to fully subordinate its debt position to that of the senior lender and defer principal payments for six months. To compensate for this subordination and deferment the rate on the note to SCL was raised to 21%. On April 1, 2005 the Company retired the debt position of SCL pursuant to the following terms: (i) a payment of $225,511 was made to Mr. Beall, (ii) a payment of $4,063 was made to Dr. Penny, (iii) Dr. Penny accepted a new promissory note from the Company in the amount of $128,722, which bears interest at 12.5% per annum and is payable over 36 months.

On February 11, 2003, Mr. Jerry D. Dumas, Sr., Chairman and CEO of the Company, made a short-term loan to the Company for $135,000 to cover operating cash flow requirements. This note bore interest at 6% annually. This note was paid down to $95,000 as of September 9, 2003, and refinanced as of that date with a $10,000 principal payment due October 31, 2003 and monthly payments of $5,000 due until the note was paid in full, bearing interest at 10% per annum. As of April 5, 2005, this note was paid in full. Additional demand notes from Mr. Dumas totaling $71,068 and bear interest at 10% per annum remain outstanding.

On July 25, 2002, the Company borrowed $500,000 under a promissory note from Oklahoma Facilities LLC. Dr. Penny has a minority investment interest in and is an officer of Oklahoma Facilities LLC. The majority of the note is secured by specific Petrovalve inventory. The note was amended on October 1, 2004 to bear interest at the prime rate plus 7.25%, payable in 36 monthly installments beginning January 1, 2005.

Pursuant to an arrangement which existed at the time of the merger of CESI with the Company, Dr. Penny was a personal guarantor on substantially all of the bank debt of the Company. Dr. Penny does not receive any compensation for his guaranty of Company indebtedness. Dr. Penny was removed as guarantor of the Company indebtedness pursuant to the closing of the Wells Fargo credit facility obtained by the Company in 2005.

ITEM 2: RATIFICATION OF THE APPOINTMENT OF
UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

The Audit Committee of our Board dismissed Weinstein Spira & Company (“Weinstein”) as its independent and principal accountants effective February 23, 2005, and on the same day engaged the firm of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY”) as our new independent principal auditors. The Audit Committee has selected UHY as its independent certified public accountants to audit its fiscal year 2006 financial statements. The Board recommends a vote FOR ratification of that selection.

During the two most recent fiscal years audited and the subsequent interim periods preceding the Company’s determination to change independent principal accountants, there were no disagreements with Weinstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Weinstein would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. The auditors’ reports on our financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope or accounting principles.

Representatives of UHY are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Weinstein and UHY for professional services rendered for the audit of the annual financial statements and review of financial statements included in our Forms 10-QSB for each of the last two fiscal years was $129,310 for 2004 and $418,707 for 2005. The percentage of services approved by the Audit Committee was 62% in 2004 and 78% in 2005.

Audit Related Fees. There were no other fees billed in either of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

Tax Related Fees. The aggregate fees billed by Weinstein and UHY for professional services for tax compliance, tax advice and tax planning were $66,636 for 2004 and $68,319 for 2005. The percentage of services approved by the Audit Committee was 78% in 2004 and 59% in 2005.

All Other Fees. There were no other fees billed in either of the last two fiscal years for products or services provided by our auditors other than as reported above.

All audit and non-audit services performed by the independent certified public accountants are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered whether the provision of such non-audit services is compatible with UHY maintaining its independence and determined that these services do not compromise their independence.

ANNUAL REPORT

A Summary Annual Report to Stockholders and an Annual Report on Form 10-KSB covering the fiscal year of the Company ended December 31, 2005 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER COMMUNICATIONS

Stockholder proposals for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by February 15, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 Annual Meeting of Stockholders. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Shareholders who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at the principal executive offices of the Company. All communications received from shareholders are sent directly to Board members.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date: April 20, 2006

By order of the Board of Directors

/s/ Rosalie Melia
Rosalie Melia
Corporate Secretary

ANNEX A

Flotek Industries, Inc.
Board of Directors
Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee (the “Committee”) of Flotek Industries, Inc. (the “Company”). The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom shall be independent of management and the Company, as defined under the rules and regulations of the Securities and Exchange Commission (the “Commission”) and The American Stock Exchange. (“ASE”). A Committee member may not receive any compensation from the Company except for his or her service on the Board of Directors or committees of the Board of Directors. All Committee members shall be financially literate, and at least one member shall be a “financial expert” as defined by the Commission and ASE. The financial expert shall have, through education and experience as a public accountant or auditor or as a principal financial officer, comptroller or principal accounting officer of a company, or in a position involving the performance of similar functions, financial expertise in accounting and auditing. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the integrity of Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s independent auditors, the annual independent audit of the Company’s financial statements, the independent auditors’ qualifications and independence, and the legal and regulatory compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Committee shall have the sole authority to appoint, determine funding for, oversee and replace the independent auditors (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing in audit report or related work. The independent auditors shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall review and approve all related-party transactions involving management or any Board member and the Company.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

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The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company’s independent auditors, subject to shareholders’ approval. The Committee shall obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and Company. The Committee shall evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and internal auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

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The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including critical accounting policies and practices to be used and the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s major financial risk exposures, the Company’s system to monitor and manage business risk and legal, regulatory and ethical compliance programs and the Company’s compliance with such system and programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss with the independent auditors the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and the results of the examinations.

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The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee, provided they are the “financial expert”, may represent the entire Committee for the purpose of this review.

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The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K/20-F (or the annual report to shareholders if distributed prior to the filing of Form 10-K/20-F), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K/20-F. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

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The Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, alternative treatments of financial information within generally accepted accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

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The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K/20-F and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

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The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous treatment of such complaints, and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

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The Committee shall provide for appropriate funding for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee, and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.